UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2021, Kala Pharmaceuticals, Inc. (the “Company”) and its newly formed, direct wholly owned subsidiary, Ceres Merger Sub, Inc. (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Combangio, Inc. (“Combangio”) and Fortis Advisors LLC, solely in its capacity as Combangio Equityholder Representative in connection with the Merger Agreement, pursuant to which on November 15, 2021, the Merger Subsidiary merged with and into Combangio with Combangio surviving such merger and becoming a direct wholly owned subsidiary of the Company (the “Acquisition”). Combangio is a clinical-stage biotechnology company focused on developing regenerative biotherapeutics for severe ocular diseases based on mesenchymal stem cell (“MSCs”) secretomes, including, its lead product candidate, CMB-012 for the treatment of persistent corneal epithelial defects (“PCED”). Following the Acquisition, the Company refers to CMB-012 as KPI-012.

In connection with the closing of the Acquisition on November 15, 2021 (the “Closing”), the Company made an upfront payment of an aggregate of $5.0 million in cash to former Combangio stockholders and other equityholders (the “Combangio Equityholders”), subject to customary adjustments, and agreed to issue an aggregate of 7,788,667 shares (the “Post-Closing Stock Consideration”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Combangio Equityholders with an aggregate value of approximately $16,122,541, consisting of (i) an aggregate of 6,815,129 shares of Common Stock to be issued on January 3, 2022 and (ii) an aggregate of 973,538 shares of Common Stock that will be held back by the Company and will be issuable subject to the terms of the Merger Agreement to the Combangio Equityholders on the Escrow Release Date (as defined below) (the “Initial Holdback Shares”). The aggregate value of the Post-Closing Stock Consideration was calculated using the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on November 12, 2021, the last trading day prior to the Closing. The Post-Closing Stock Consideration constitutes approximately 11.9% of the Company’s Common Stock outstanding as of immediately prior to the Closing.

In addition, pursuant to the Merger Agreement, the Combangio Equityholders, in the aggregate and subject to the terms and conditions of the Merger Agreement, will also be entitled to receive from the Company the following contingent consideration (the “Contingent Consideration”):

●	up to $105.0 million in contingent milestone consideration, of which (i) $2.3 million would become payable in cash and $2.7 million would be payable in shares of the Company’s Common Stock upon the first patient dosed with any product candidate whose active ingredient comprises one or more biological factors secreted by MSCs or their progenitors, including KPI-012 (the “Product Candidate”) in a Phase 2 clinical trial (the “Dosing Milestone”), (ii) $2.3 million would become payable in cash and $2.7 million would be payable in shares of the Company’s Common Stock upon the first patient dosed with a Product Candidate in a pivotal clinical trial, (iii) $12.5 million would become payable in cash (with up to $6.25 million payable, at the option of the Company, in shares of the Company’s Common Stock and the remainder in cash) upon regulatory approval by the U.S. Food and Drug Administration (the “FDA”) of marketing and sale of a Product Candidate in the United States, subject to certain specified reductions (the “BLA Approval Milestone”); (iv) $17.5 million would become payable in cash (with up to $8.75 million payable, at the option of the Company, in shares of the Company’s Common Stock and the remainder in cash) upon the first commercial sale of a Product Candidate in the United States, subject to certain specified reductions (the “Commercialization Milestone”), and (v) an aggregate of up to $65.0 million would become payable in cash upon the achievement of specified sales milestones;

●	tiered cash royalties at percentage rates in the mid-to-high single digits payable on annual net sales of all Product Candidates; and

●	a cash payment at a percentage rate in the high single digits of all income, including earnout payments, received by the Company or any of its affiliates from a product license granted by the Company to a third party to sell or otherwise commercialize the Product Candidate in countries where neither the Company nor its affiliates conduct sales of such Product Candidate, subject to certain exceptions set forth in the Merger Agreement.

The portion of any payment of Contingent Consideration payable in shares of the Company’s Common Stock is referred to herein as “Contingent Stock Consideration” and the portion of any payment of Contingent Consideration payable in cash is referred to herein as “Contingent Cash Consideration”.

If the issuance of the Post-Closing Stock Consideration or any Contingent Stock Consideration would result in the aggregate number of shares of the Company’s Common Stock issued under the Merger Agreement equaling or exceeding 19.9% of the total number of shares of the Company’s Common Stock issued and outstanding immediately prior to the Closing (the “Share Cap”), then the Company will be required to pay the portion of the Post-Closing Stock Consideration or any Contingent Stock Consideration in excess of the Share Cap in cash. If the aggregate amount of Contingent Cash Consideration payable in any calendar year (after giving effect to the Share Cap) exceeds $2,500,000 (the “Excess Cash Cap”), such excess portion (“Carry Forward Contingent Cash Consideration”) will be carried forward and, subject to application of the Excess Cash Cap in the following calendar year, become payable on the first business day of the following calendar year. Any Carry Forward Contingent Cash Consideration outstanding on June 1, 2026 is payable in full on June 1, 2026.

Former Combangio Equityholders who are non-accredited investors will receive cash in lieu of any of the Company’s Common Stock that otherwise would be issuable to them pursuant to the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Combangio and the Company. The representations and warranties of Combangio generally will survive until the date that is fifteen months following the Closing, with certain specified representations and warranties surviving until the earlier of seven years following the Closing or the date that is 60 days after the expiration of the longest applicable statute of limitations applicable and other specified representations and warranties surviving to the date that is 60 days after the expiration of the longest applicable statute of limitations.

The Merger Agreement also contains customary indemnification provisions whereby the Combangio Equityholders will indemnify the Company and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of Combangio under the Merger Agreement; pre-Closing tax matters; appraisal claims of former Combangio stockholders; any pre-closing indebtedness or expenses not previously adjusted for at the Closing; fraud by Combangio with respect to the transactions contemplated by the Merger Agreement; any knowing misrepresentation by Combangio of the representations and warranties of Combangio; any willful breach by Combangio of the provisions of the Merger Agreement; any inaccuracy in or claim related to the Closing allocation schedule and certain other matters.

In connection with the Closing, the Company is placing $625,000 of the cash purchase price in an escrow account (the “Escrow Account”) to be disbursed in accordance with an escrow agreement with Computershare Corporate Trust Company, N.A. (the “Escrow Agreement”), as escrow agent, and subject to the terms of the Merger Agreement, the Company will place 12.5% of any Contingent Cash Consideration that becomes payable prior to the date that is fifteen months after the Closing (the “Escrow Release Date”) into such Escrow Account to be disbursed in accordance with the Escrow Agreement. Subject to the terms of the Merger Agreement, 12.5% of any Contingent Stock Consideration that becomes payable in Common Stock prior to the Escrow Release Date will be held back by the Company (the “Contingent Holdback Shares”) and, together with the Initial Holdback Shares (collectively, the “Holdback Shares”), will serve as partial security for the satisfaction of indemnification obligations and other payment obligations of the Combangio Equityholders and, subject to reduction in respect of these obligations, the Holdback Shares will be issued to the Combangio Equityholders on the Escrow Release Date.

Pursuant to the Merger Agreement, the Company has agreed to certain post-closing covenants. The Company has agreed to use commercially reasonable efforts to achieve the Dosing Milestone. In addition, within 30 days of the occurrence of the Registration Event (as defined below) and subject to certain exceptions set forth in the Merger Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (and if the Company is not eligible to use a Form S-3, a registration statement on Form S-1) with respect to the public resale by the Combangio Equityholders of the Company’s Common Stock issued in connection with such Registration Event (such shares, the “Registration Event Shares”, and such rights, the “Registration Rights”). “Registration Event” means the satisfaction of all of the following three conditions: (i) the BLA Approval Milestone or the Commercialization Milestone is achieved, (ii) the Company issues its Common Stock as a portion of the milestone payment therefor between May 1 and December 31 of any calendar year prior to 2026 and (iii) any portion of the cash portion of such milestone payment is subject to the Excess Cash Cap. The Company has agreed to keep such registration statement effective until the date that is six months following the issuance of the applicable Registration Event Shares, or such earlier time as all such Registration Event Shares have been sold or may be transferred under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), without manner of sale or volume restrictions. The Company has granted to the Combangio Equityholders, and the Combangio Equityholders have granted the Company, customary indemnification rights in connection with such registration statement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K in accordance with rules and regulations of the SEC to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Combangio. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02.      Termination of a Material Definitive Agreement.

On November 12, 2021, the Company entered into a Lease Termination Agreement (the “Termination Agreement”) with Columbia Massachusetts Arsenal Office Properties, LLC (the “Landlord”) pursuant to which the parties agreed to terminate, as of December 31, 2021 (the “Termination Date”), that certain office lease (the “Lease”), dated as of February 28, 2018, by and between 480 Arsenal Group LLC (predecessor-in-interest to the Landlord) and the Company, relating to the Company’s office located at 490 Arsenal Way, Watertown Massachusetts 02472 (the “Premises”).

As consideration for the Company entering into the Termination Agreement, the Landlord agreed to pay $2,000,000 to the Company (the “Termination Consideration”) within ten calendar days after the Termination Date, subject to the terms and conditions of the Termination Agreement. The Landlord’s obligation to pay the Termination Consideration to the Company is subject to (i) the Company’s obligation, prior to the Termination Date, to decommission the Premises, remove from the Premises specified property of the Company and to deliver the Premises to the Landlord free and clear of any mechanic’s liens or any other lien or encumbrance, among other obligations (the “Surrender Obligations”) and (ii) the Landlord entering into a new lease amendment with a new tenant (the “New Tenant”) to lease the Premises on terms and conditions acceptable to the Landlord, in the Landlord’s sole and absolute discretion (the “Lease Condition”).

If the Lease Condition is satisfied prior to the Termination Date, but the Company fails to satisfy any of the Surrender Obligations, the Landlord has the right to terminate the Termination Agreement, in which case the Lease will remain in full force and effect, and the Company will be liable to the Landlord for any losses the Landlord suffers as a result of the Company’s failure to satisfy the Surrender Obligations (the “Losses”), the Company will be required to indemnify the Landlord against all claims made by the New Tenant against the Landlord resulting from the Company’s failure to surrender the Premises and the Company will be subject to a monetary penalty for per diem use and occupancy of the Premises equal to 200% of then-effective rent payable under the Lease (the “Monetary Penalty”). If the Lease Condition is not satisfied on or prior to the Termination Date which condition has been waived by the Landlord and the Company fails to satisfy any of the Surrender Obligations, then the Company will be liable to the Landlord for any Losses and will be subject the Monetary Penalty. In addition, subject to the satisfaction of the Surrender Obligations and the Lease Condition and within 30 days of the Termination Date, the letter of credit representing the Company’s security deposit for the Premises will be terminated.

The Premises has served as the Company’s corporate headquarters since 2018. The Company has secured a limited amount of office space at 1167 Massachusetts Avenue, Arlington, Massachusetts, which will serve as the Company’s corporate headquarters beginning January 1, 2022. The Company plans to outsource all laboratory activities until such time, if ever, that the Company maintains its own dedicated laboratory space.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Acquisition is incorporated by reference into this Item 2.01.

In connection with the Closing, the Company acquired certain agreements to which Combangio is a party, including a license agreement with The Board of Trustees of The Leland Stanford Junior University (“Stanford”) pursuant to which Combangio obtained from Stanford a worldwide, exclusive, sublicensable license under certain patent rights directed to methods to promote eye wound healing, to make, have made, use, import, offer to sell and sell products that are covered by such patent rights.

Item 2.02   Results of Operations and Financial Condition.

On November 15, 2021, the Company announced its financial results for the quarter ended September 30, 2021 and provided a general business update. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished to comply with Item 2.02 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the consideration issuable as Common Stock under the terms of the Merger Agreement set forth in Item 1.01 is incorporated herein by reference.

In connection with the Acquisition, any consideration in the form of Common Stock issuable to the Combangio Equityholders will be issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), the Board appointed Mark Blumenkranz as a member of the Board, effective upon the Closing of the Acquisition (the “Election Effective Date”), to fill the vacancy created upon the increase in size of the board from seven to eight seats. Dr. Blumenkranz will serve as a Class II director with a term expiring at the 2022 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Dr. Blumenkranz has served as the HJ Smead Professor Emeritus of the Ophthalmic Innovation Program at the Byers Eye Institute at Stanford University since March 2019, and he previously served as HJ Smead Professor and Chairman of the Byers Eye Institute from September 1997 to August 2015 and as HJ Smead Professor Director of the Ophthalmic Innovation program from September 2015 to February 2019. Dr. Blumenkranz is a co-founder of Kedalion Therapeutics, Inc., a venture-backed ophthalmology company, and has served as its chief executive officer and chairman since September 2019. Dr. Blumenkranz has been a founder and managing partner of Lagunita Biosciences LLC (“Lagunita”), an early stage healthcare investment company and incubator, since October 2015. Dr. Blumenkranz has served as the managing partner of Garland Investments, L.P. since May 2015. Dr. Blumenkranz currently serves on the board of directors of One Medical, a publicly-traded primary care platform and digital health company, and IVERIC bio, Inc., a publicly-traded biopharmaceutical company, and he previously served on the board of directors of Adverum Biotechnologies, Inc., a publicly traded ocular gene therapy company, from July 2006 to February 2017 and he served on the board of directors of Combangio from February 2014 through the Closing of the Acquisition. He is a past president of the American University Professors of Ophthalmology, the Retina Society, the Macula Society, and a former Fellow Emeritus of the Corporation of Brown University. Dr. Blumenkranz holds a A.B. in Biology, Master’s

Degree in Biochemical Pharmacology, and M.D. from Brown University. We believe that Dr. Blumenkranz’s experience in the ophthalmology field qualifies him to serve as a member of a board of directors.

There are no arrangements or understandings between Dr. Blumenkranz and any other persons pursuant to which he was elected as a director. Dr. Blumenkranz has no family relationships with any of the Company’s directors or executive officers.

Dr. Blumenkranz will receive compensation for his service as a non-employee director of the Company and for his committee service, if any, in accordance with the Company’s non-employee director compensation policy, which is described in the definitive proxy statement for the Company’s 2021 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 28, 2021, including the award of a one-time nonqualified stock option under the Company’s 2017 Equity Incentive Plan, as amended, to purchase up to 42,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the Election Effective Date. The option will vest with respect to one-third of the shares on the first anniversary of the Election Effective Date and with respect to an additional 1/36th of the shares at the end of each successive one-month period following the first anniversary of the Election Effective Date until the third anniversary of the Election Effective Date, in each case subject to Dr. Blumenkranz’s continued service as a director.

As a former Combangio Equityholder, Dr. Blumenkranz will receive 2.04% of Company’s Common Stock to be issued by the Company as Post-Closing Stock Consideration (less the Initial Holdback Shares) in connection with the Closing of the Acquisition pursuant to the terms of the Merger Agreement. As a former Combangio Equityholder, Lagunita, of which Dr. Blumenkranz is a managing partner, will receive 66.56% of Company’s Common Stock to be issued by the Company as Post-Closing Stock Consideration (less the Initial Holdback Shares) in connection with the Closing of the Acquisition pursuant to the terms of the Merger Agreement. Dr. Blumenkranz and Lagunita will be entitled to receive their respective proportional share of any Contingent Stock Consideration and any Holdback Shares that are released by the Company, if any, on the terms and subject to the conditions set forth in the Merger Agreement. In addition, Dr. Blumenrankz and Lagunita will be entitled to Registration Rights with respect to any Registration Event Shares issued to them pursuant to the Merger Agreement.

Dr. Blumenkranz will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-218936) filed with the Securities and Exchange Commission on June 10, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Blumenkranz for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

Item 9.01.  Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

The financial statements of Combangio, Inc. required by this item have not been filed on this Current Report on Form 8-K but will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)      Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this Current Report on Form 8-K but will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)     Exhibits.

2.1*

Agreement and Plan of Merger, dated as of November 15, 2021, by and among Kala Pharmaceuticals, Inc., Ceres Merger Sub, Inc., Combangio, Inc. and, solely in its capacity as Combangio Equityholder Representative, Fortis Advisors LLC.

10.1	Lease Termination Agreement, dated November 12, 2021, by and between Kala Pharmaceuticals, Inc. and Columbia Massachusetts Arsenal Office Properties, LLC.

99.1	Press Release of Kala Pharmaceuticals, Inc. dated November 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about our future expectations, plans and prospects, including but not limited to statements about our Acquisition and the other transactions contemplated by the Acquisition and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements related to our expectations with respect to the potential financial impact and benefits of the Acquisition, including our expectations with respect to milestone payments pursuant to the Merger Agreement and expectations with respect to and potential advantages of KPI-012, the future development or commercialization of KPI-012, conduct and timelines of clinical trials, the clinical utility of KPI-012 for PCED, plans for filing of regulatory approvals, the market opportunity for KPI-012 for PCED and other indications, plans to pursue research and development of KPI-012 for other indications, the sufficiency of our existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our ability to realize the anticipated benefits of the Acquisition, including the possibility that the expected benefits, synergies and growth prospects from the Acquisition will not be realized or will not be realized within the expected time period or at all, negative effects of the announcement of the Acquisition on the market price of our common stock, significant transaction costs, unknown liabilities, the risk of litigation and/or regulatory actions related to the Acquisition, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials, whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, whether regulatory or commercial milestones are achieved, our ability to successfully integrate Combangio’s business into our business, our ability to retain and hire key personnel, the risk that disruption resulting from the Acquisition may adversely affect our business and business relationships, including with employees and suppliers, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in our annual and quarterly reports and any other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: November 15, 2021	By:	/s/ Mary Reumuth
Name: Mary Reumuth
Title: Chief Financial Officer